Exhibit 99.1

                 Blue Coat Reports Fiscal Second Quarter Results

 Revenue Growth Fueled by Customer Demand to Control Internet Communications

    SUNNYVALE, Calif., Nov. 19 /PRNewswire-FirstCall/ -- Blue Coat(TM) Systems, Inc. (Nasdaq: BCSI) today announced financial results for its second quarter of fiscal year 2004 ended October 31, 2003. Revenue for the second quarter was $13.4 million, an increase of 20 percent compared to $11.2 million in the same quarter last year, and an increase of eight percent compared to $12.4 million in the first quarter of fiscal year 2004.
    On a GAAP basis, the Company reported a net loss of $2.6 million, or $0.27 per share, compared to a net loss of $5.1 million, or $0.58 per share, in the second quarter of fiscal 2003, and a net loss of $1.1 million, or $0.12 per share, in the first quarter of fiscal year 2004. The loss for the quarter included expenses of $1.1 million related to the settlement of a patent infringement lawsuit, as well as $0.9 related to a change in our estimated restructuring liability for vacated real estate, and $0.1 million in non-cash deferred stock compensation expense. The Company ended the quarter with $39.8 million in cash, cash equivalents, short-term investments, and restricted investments.
    For the quarter, security products provided $9.7 million in revenue, legacy products provided $0.5 million in revenue, and services provided
$3.2 million in revenue. Blue Coat's secure proxy appliances drove the Company's revenue growth in the quarter, representing more than 95 percent of the company's total product revenue. Blue Coat also maintained its strong channel focus in the quarter with 90 percent of revenue coming from indirect sources.
    "We are making exceptional strides in growing our revenue and expanding our business," said Brian NeSmith, president and CEO of Blue Coat. "More of the world's leading organizations are looking to Blue Coat as their trusted platform for improving business productivity and reducing risks to the organization."
    Blue Coat signed on more than 30 new customers during the quarter, including AG Edwards, Moore Wallace, 7-Eleven, and the State of North Dakota. Blue Coat also added a number of federal customers to its roster, including the U.S. Army Internet Cafe, U.S. Department of State, the Navy Internet Cafe, the Federal Communications Commission, and the Patent and Trademark Office.

    Operating Highlights
    In the quarter, Blue Coat introduced its ProxySG(TM) family of secure proxy appliances for controlling user communications and content over the Internet. The appliances integrate advanced proxy functionality with security services such as content filtering and Web virus scanning, without impacting network performance. With this new release, Blue Coat has enhanced the appliances with control for instant messaging (IM) communications and integrated on-proxy support for SurfControl content filtering, offering customers a more comprehensive platform for centrally managing policy for user communications over the Internet.
    This week, Blue Coat announced it completed its acquisition of Ositis(R) Software, Inc., a provider of integrated email and Web antivirus appliances. Ositis is the world's third-largest provider of antivirus appliances in the fastest growing segment of the antivirus market (IDC). The acquisition enables Blue Coat to provide comprehensive control for all enterprise Internet communications.
    The company also raised an additional $13 million in equity financing during the quarter. The additional equity increases Blue Coat's financial strength and stability for expanding the business. The financing was provided by Sprout Group, a venture capital affiliate of Credit Suisse First Boston.

    Conference Call & Webcast
    The Company will host a conference call today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss the quarterly results. Participants should call 800-310-6649 (toll-free) or 719-457-2693 (toll call), pass code:
558667. A playback of the call will be available until November 24, 2003 at midnight, and can be accessed by calling 888-203-1112 (toll-free) or 719-457-0820 (toll call), pass code: 558667. An audio Webcast of the call will also be available at http://www.bluecoat.com/aboutus/investor_relations .

    About Blue Coat Systems
    Blue Coat Systems provides secure proxy appliances that control user communications and content over the Internet. Blue Coat ProxySG appliances integrate advanced proxy functionality with content security services such as URL filtering, instant messaging control and Web virus scanning -- without impacting network performance. With more than 3,000 customers and over 17,000 appliances shipped worldwide, Blue Coat is trusted by many of the world's most influential organizations to ensure a safe and productive Internet environment. Blue Coat is headquartered in Sunnyvale, California, and can be reached at 408-220-2200 or www.bluecoat.com.

    FORWARD LOOKING STATEMENTS: The statements contained in this press release that are not purely historical are forward-looking statements, including statements regarding Blue Coat Systems' expectations, beliefs, intentions or strategies regarding the future. All forward-looking statements included in this press release are based upon information available to Blue Coat Systems as of the date hereof, and Blue Coat Systems assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those projected. These and other risks relating to Blue Coat Systems' business are set forth in Blue Coat Systems' most recently filed Form 10-Q for the quarter ended July 31, 2003, and other reports filed from time to time with the Securities and Exchange Commission.

    NOTE: All trademarks, trade names or service marks used or mentioned herein belong to their respective owners.


                           BLUE COAT SYSTEMS, INC.

                    CONDENSED CONSOLIDATED BALANCE SHEETS
                            (Amounts in thousands)

                                                October 31,         April 30,
                                                   2003               2003
                                                (Unaudited)
    ASSETS
    Current assets:
       Cash and cash equivalents                  $36,339            $12,784
       Short-term investments                       1,440             10,538
       Accounts receivable, net                     4,045              8,080
       Inventories                                  1,111              1,594
       Prepaid expenses and other current assets    1,610                922
    Total current assets                           44,545             33,918

    Property and equipment, net                     2,119              3,024
    Restricted investments                          1,991              1,991
    Other assets                                    1,006              1,059
    Total assets                                  $49,661            $39,992

    LIABILITIES AND STOCKHOLDERS' EQUITY
    Current liabilities:
       Accounts payable                            $1,619               $616
       Accrued payroll and related benefits         2,086              1,905
       Deferred revenue                             8,167              8,711
       Other accrued liabilities                    4,989              5,767
    Total current liabilities                      16,861             16,999

    Accrued restructuring                           4,419              5,116
    Deferred revenue                                1,620              1,100
    Total liabilities                              22,900             23,215

    Commitments

    Stockholders' equity:
       Common stock                                     1                  1
       Additional paid-in capital                 896,610            883,352
       Treasury stock                                (903)              (903)
       Notes receivable from stockholders             (34)               (28)
       Deferred stock compensation                   (165)              (607)
       Accumulated deficit                       (868,751)          (865,051)
       Accumulated other comprehensive income           3                 13
    Total stockholders' equity                     26,761             16,777
    Total liabilities and stockholders' equity    $49,661            $39,992


                           BLUE COAT SYSTEMS, INC.

               CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (Amounts in thousands, except per share amounts)
                                 (Unaudited)

                                       Three Months Ended   Six Months Ended
                                           October 31,        October 31,
                                         2003      2002     2003       2002
    Net sales:
      Products                         $10,175    $8,913  $19,380    $17,862
      Services                           3,243     2,305    6,448      4,391
    Total net sales                     13,418    11,218   25,828     22,253
    Cost of goods sold                   4,553     4,473    8,695      9,058
    Gross profit                         8,865     6,745   17,133     13,195

    Operating expenses:
       Research and development          2,697     2,852    5,010      6,397
       Sales and marketing               5,578     7,050   11,292     13,541
       General and administrative        1,167     1,274    2,190      2,685
       Legal settlement fees             1,100        --    1,100         --
       Restructuring expense               856        --      856         --
       Stock compensation                  123       729      408      1,307
    Total operating expenses            11,521    11,905   20,856     23,930

    Operating loss                      (2,656)   (5,160)  (3,723)   (10,735)
    Interest income                         87       147      172        296
    Other income (expense)                 (28)      (55)     (57)       (13)

    Net loss before income taxes        (2,597)   (5,068)  (3,608)   (10,452)
    Provision for income taxes             (47)      (54)     (92)       (85)
    Net loss                           $(2,644)  $(5,122) $(3,700)  $(10,537)

    Basic and diluted net loss per
     common share                       $(0.27)   $(0.58)  $(0.40)    $(1.21)
    Shares used in computing basic and
     diluted net loss per common share   9,630     8,756    9,274      8,722


    Press Contact:     Tony Thompson
                       Blue Coat Systems, Inc.
                       408-220-2305
                       tony.thompson@bluecoat.com

    Investor Contact:  Robert Verheecke
                       Blue Coat Systems, Inc.
                       408-220-2318
                       robert.verheecke@bluecoat.com

SOURCE  Blue Coat Systems, Inc.
    -0-                             11/19/2003
    /CONTACT:  media, Tony Thompson, +1-408-220-2305, or
tony.thompson@bluecoat.com, or investors, Robert Verheecke, +1-408-220-2318, or robert.verheecke@bluecoat.com, both of Blue Coat Systems, Inc./
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    /Web site:  http://www.bluecoat.com /
    (BCSI)

CO:  Blue Coat Systems, Inc.
ST:  California
IN:  CPR HTS ITE STW MLM
SU:  ERN CCA